Exhibit 10.13

FORM OF

SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

dated as of [                ], 2014

between

Westlake Chemical OpCo LP

as Borrower

and

Westlake Development Corporation

as Lender

SENIOR UNSECURED REVOLVING CREDIT AGREEMENT

THIS SENIOR UNSECURED REVOLVING CREDIT AGREEMENT (this “Agreement”) is made and entered into as of [                ], 2014 by and among Westlake Development Corporation, a Delaware corporation (the “Lender”) and Westlake Chemical OpCo LP, a Delaware limited partnership (the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lender make loans to the Borrower from time to time in an aggregate principal amount of up to $600,000,000; and

WHEREAS, subject to the terms and conditions of this Agreement, the Lender is willing to make the requested loans to the Borrower.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Lender agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. The following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

“Agreement” shall have the meaning assigned to such term in the opening paragraph of this Agreement.

“Applicable Margin” shall mean [        ]% per annum.

“Availability Period” shall mean the period from and including the date hereof to but excluding the earlier of the Maturity Date and the date of termination of the Loan Commitment.

“Borrower” shall have the meaning assigned to such term in the opening paragraph of this Agreement.

“Business Day” shall mean any day other than Saturday, Sunday or a day on which banks located in New York, New York or Houston, Texas are authorized or obligated to close.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Default” means any of the events specified in Article VI, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Default Interest” shall have the meaning set forth in Section 2.6(c).

“Default Interest Rate” shall mean the Loan Interest Rate plus an additional 2% per annum.

“Dollars” and “$” shall mean the lawful currency of the United States of America.

“Event of Default” shall mean any of the events specified in Article VI, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excluded Taxes” shall mean, with respect to the Lender, taxes imposed on or measured by its overall net income, franchise taxes, and any branch profits or similar tax imposed on it by any jurisdiction.

“GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Interest Period” shall mean each period commencing on a Quarterly Payment Date and ending on the date preceding the next Quarterly Payment Date; provided that the first Interest Period shall begin on the date hereof.

“Lender” shall have the meaning assigned to such term in the opening paragraph of this Agreement.

“Lender Indemnitee” shall mean the Lender and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to the Lender.

“LIBOR” shall mean, with respect to any Loan, the three (3) month LIBOR rate as reported by Bloomberg.com, The Wall Street Journal or such other reputable source as the Lender may select, in each case as of the date that is two (2) Business Days before the first day of each Interest Period.

“Loan” shall have the meaning set forth in Section 2.1.

“Loan Commitment” shall mean the obligation of the Lender to make Loans hereunder in an aggregate principal amount at any time outstanding not exceeding $600,000,000.

“Loan Documents” shall mean, collectively, this Agreement and each Notice of Borrowing.

“Loan Interest Rate” shall mean, with respect to any Loan, LIBOR in effect from time to time (as the same may vary from Interest Period to Interest Period) plus the Applicable Margin.

“Material Adverse Effect” shall mean a material adverse effect on any of the following: (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower; (b) the ability of the Borrower to perform its obligations hereunder; or (c) the ability of the Lender to enforce its rights and remedies hereunder.

“Maturity Date” shall mean [                ], 20[    ].

“Notice of Borrowing” shall have the meaning set forth in Section 2.2.

“Obligations” shall mean, with respect to the Borrower, the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Loan Document.

“Outstanding Amount” shall mean with respect to Loans on any date, the aggregate principal amount of Loans outstanding on such date after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Payment Office” shall mean the office of the Lender located at [                ], or such other location as to which the Lender shall have given written notice to the Borrower.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Quarterly Payment Date” means the first Business Day of each January, April, July and October.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, provided that “Taxes” shall not include Excluded Taxes.

“Tranche A Loan” shall have the meaning set forth in Section 2.1.

“Tranche B Loan” shall have the meaning set forth in Section 2.1.

Section 1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) The term “Lender” shall include, without limitation, its successors.

Section 1.3 Accounting Terms and Principles. Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

Section 2.1 Loan Commitment.

(a) Subject to the terms and conditions set forth herein, the Lender agrees to make Tranche A revolving loans (“Tranche A Loans”) and Tranche B revolving loans (“Tranche B Loans” and, together with the Tranche A Loans, each a “Loan” and, collectively, the “Loans”) to the Borrower during the Availability Period in an aggregate principal amount at any time outstanding not to exceed the Loan Commitment. The Tranche A Loans and the Tranche B Loans shall be used for the respective purposes set forth in Section 4.5.

(b) During the Availability Period, the Borrower shall be entitled to borrow, prepay or repay, and reborrow the Loans in accordance with the provisions hereof.

Section 2.2 Borrowing Procedure. The Borrower shall give the Lender written notice (or telephonic notice promptly confirmed in writing) of each borrowing to be made by the Borrower substantially in the form of Exhibit A (a “Notice of Borrowing”), each such Notice of Borrowing to be delivered on or prior to the requested date of each borrowing.

Section 2.3 Optional Reduction and Termination of Loan Commitment.

(a) Upon three (3) Business Days’ written notice to the Lender signed by the Borrower, the Borrower may terminate the Loan Commitment, or permanently reduce the Loan Commitment to an amount not less than the then Outstanding Amount of all Loans, provided that each partial reduction of the Loan Commitment shall be in integral multiples of $1,000,000 or more (or such lesser amount as agreed by the Lender).

Section 2.4 Repayment of Loans. On the Maturity Date, the Borrower shall repay in full all Obligations.

Section 2.5 Prepayment. At any time, the Borrower may voluntarily prepay in whole or in part the Loans (together with accrued and unpaid interest thereon) without premium or penalty.

Section 2.6 Interest on Loans.

(a) The Loans shall accrue interest at the Loan Interest Rate.

(b) The Borrower shall pay interest due and payable on the Loans in arrears on each Quarterly Payment Date for the Interest Period most recently ended; provided that the Borrower may pay all or a portion of such interest by adding such amount to the principal amount hereunder (a “PIK Payment”), with the remaining interest (if any) to be paid fully in cash (a “Cash Payment”). A PIK Payment shall be deemed to be made with respect to the portion (if any) of the interest due and payable hereunder for which a Cash Payment is not received by the Lender on the applicable Quarterly Payment Date. For all purposes hereof, references to “principal amount” of the Loans includes any increase in the principal amount as a result of a PIK Payment.

(c) While an Event of Default exists or after acceleration of the Loans in accordance with Article VI, at the option of the Lender, interest on the unpaid principal amount of the Loans (and any unpaid interest with respect thereto) will accrue at the Default Interest Rate (the “Default Interest”). All Default Interest will be payable by the Borrower upon demand by the Lender.

Section 2.7 Computation of Interest. All computations of interest shall be made by the Lender on the basis of a year of 360 days. Each determination by the Lender of an interest amount hereunder shall, except for manifest error, be final, conclusive and binding for all purposes.

Section 2.8 Evidence of Debt. The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

Section 2.9 Payments Generally. (a) All payments by the Borrower to the Lender hereunder shall be made to the Lender at the Payment Office in immediately available funds without setoff or counterclaim. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of the payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) If on the Maturity Date insufficient funds are received by and available to the Lender to pay fully all amounts of principal and interest due hereunder, such funds shall be applied (i) first, towards payment of interest, and (ii) second, towards payment of principal due hereunder.

Section 2.10 Taxes. (a) Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes. If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to the Lender, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Taxes applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower and the Lender agree that the Loans shall be (and they expect the Loans to be) treated as debt for tax purposes, and neither the Borrower nor the Lender shall take a position contrary to this position on any tax return or through any other action, unless required by a final judgment of a court of competent jurisdiction (as reasonably determined by the Borrower and the Lender in good faith).

Section 2.11 Illegality. Notwithstanding any other provision of this Agreement, if the Lender determines that it is unlawful for the Lender to make Loans or to continue to fund or maintain Loans, then, on notice thereof and demand therefor by the Lender to the Borrower, (i) the obligation of the Lender to make or to continue Loans shall be suspended, and (ii) if Loans are then outstanding, the Borrower shall prepay such Loans within three (3) Business Days.

ARTICLE III

CONDITIONS PRECEDENT TO LOANS

Section 3.1 Conditions to Effectiveness. This Agreement shall become effective upon the execution and delivery of this Agreement by the Borrower and the Lender.

Section 3.2 Conditions to Making of each Loan. The obligations hereunder of the Lender to make each Loan are subject to the satisfaction (or waiver in accordance with Section 7.2) of the following conditions as of the date each Loan is made:

(a) The Lender shall have received a signed Notice of Borrowing from the Borrower requesting the making of a Loan on the date specified therein (which shall be no later than the last day of the Availability Period).

(b) At the time of and immediately after giving effect to the making of the requested Loan, the aggregate Outstanding Amount shall not be in excess of the Loan Commitment.

(c) At the time of and immediately after giving effect to the making of the requested Loan, no Default or Event of Default shall exist.

(d) At the time of and immediately after giving effect to the making of the requested Loan, all representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of such date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and to make each Loan, the Borrower hereby represents and warrants to the Lender for itself that:

Section 4.1 Corporate Existence. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

Section 4.2 Power; Authorization; Enforceable Obligations.

(a) The Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder. The Borrower has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the borrowings on the terms and conditions of this Agreement.

(b) No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required to be obtained by the Borrower in connection with (i) the borrowings hereunder, (ii) the execution, delivery, validity or enforceability of this Agreement or any of the other Loan Documents, or (iii) the performance of this Agreement or any of the other Loan Documents, except, in each case, for routine consents, authorizations, filings and notices required to be made in the ordinary course of business.

(c) This Agreement has been, and, upon execution, each Loan Document shall have been, duly executed and delivered on behalf of the Borrower.

(d) This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.3 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof will not violate any applicable law, the Borrower’s organizational documents or any material agreement of the Borrower.

Section 4.4 No Default. No Default or Event of Default has occurred and is continuing.

Section 4.5 Use of Proceeds. The proceeds of each Tranche A Loan shall be used solely to fund working capital and for general corporate purposes. The proceeds of each Tranche B Loan shall be used solely to fund growth capital expenditures.

ARTICLE V

COVENANTS

Section 5.1 Delivery of Financial Information. The Borrower shall deliver to the Lender such financial or other information in respect of its business and financial status as the Lender may reasonably require including, but not limited to, copies of its unaudited quarterly and annual financial statements.

Section 5.2 Notice of Default. The Borrower shall give notice to the Lender of the occurrence of any Default or Event of Default as soon as reasonably practicable after obtaining knowledge of the occurrence thereof.

Section 5.3 Conduct of Business and Maintenance of Existence, etc. The Borrower will (a) (i) preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all agreements and requirements of applicable law, except to the extent (1) the same are being contested in good faith by appropriate proceedings diligently conducted or (2) that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1 Events of Default. If any of the following events shall occur and be continuing:

(a) The Borrower shall fail to pay the principal of the Loans on the date when due (including the Maturity Date) in accordance with the terms hereof; or the Borrower shall fail to pay any interest on the Loans, or any other amount payable hereunder, within three (3) Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

(c) The Borrower shall default in the observance or performance of any agreement contained in this Agreement to be performed by it (other than as provided in clause (a) of this Section 6.1), and such default shall continue unremedied for a period of thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender; or

(d) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

then, and in any such event, (A) if such event is an Event of Default specified in clause (d) above, the Loan Commitment shall terminate immediately and all Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, the Lender may, by notice to the Borrower, terminate the Loan Commitment, whereupon the Loan Commitment shall terminate immediately, and declare all Obligations to be due and payable forthwith, whereupon the same shall immediately become due and payable.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices.

(a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, and addressed to the party to be notified as follows:

To the Borrower:	Westlake Chemical OpCo LP [ ] [ ] Attn: [ ]

To the Lender:	Westlake Development Corporation [ ] [ ] Attn: [ ]

Any party hereto may change its address, telephone number or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mail or if delivered, upon delivery.

(b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in Section 7.1(a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery and (ii) if delivered by mail, when deposited in the mails.

Section 7.2 Waiver; Amendments. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Lender and (y) in the case of any other amendment, by the Lender and the Borrower, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.3 Expenses; Indemnification.

(a) The Borrower shall be obligated to pay all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel for the Lender) incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 7.3, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

(b) The Borrower shall be obligated to indemnify each Lender Indemnitee against, and hold each Lender Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Lender Indemnitee) incurred by any Lender Indemnitee or asserted against any Lender Indemnitee by any third party or by the

Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Lender Indemnitee is a party thereto, provided that such indemnity shall not, as to any Lender Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or willful misconduct of such Lender Indemnitee or (y) result from a claim brought by the Borrower against any Lender Indemnitee for breach in bad faith of such Lender Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final judgment in their favor on such claim as determined by a court of competent jurisdiction.

(c) The Borrower shall be obligated to pay, and hold the Lender harmless from and against, any and all Taxes with respect to this Agreement and any other Loan Documents or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes.

(d) To the extent permitted by applicable law, each party shall not assert, and hereby waives, any claim against any Lender Indemnitee or the other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, the Loans or the use of proceeds thereof.

(e) All amounts due under this Section 7.3 shall be payable promptly after written demand therefor.

Section 7.4 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. The parties hereto may not transfer or assign any of their respective rights or obligations hereunder without the consent of the non-assigning party (such consent not to be unreasonably withheld); provided that the Lender may transfer and assign this Agreement to any of its Affiliates without the consent of the Borrower. Any other attempted assignment or transfer by any party hereto shall be null and void. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, each Lender Indemnitee) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 7.5 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.6 Proceedings. All judicial proceedings brought against any party hereto or arising out of or relating hereto or to any of such party’s obligations hereunder, may be brought in any state or Federal court of competent jurisdiction in the State, County and City of New York. Each party hereto, for itself and in connection with its properties, irrevocably: (a) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (b) waives any defense of forum non conveniens; (c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, at its address provided in Section 7.1; (d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such Party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and (e) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against the other party in the courts of any other jurisdiction

Section 7.7 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 7.8 Counterparts; Integration. This Agreement may be executed in any number of counterparts and by electronic means (including “pdf”) and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 7.9 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of the Loans. The provisions of Section 7.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

Section 7.10 Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.11 No Waiver. The non-exercise by the Lender of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WESTLAKE CHEMICAL OPCO LP as Borrower

By:
Name:
Title:

WESTLAKE DEVELOPMENT CORPORATION as Lender

By:
Name:
Title:

EXHIBIT A

FORM OF NOTICE OF BORROWING

[DATE]

Westlake Development Corporation

[Address]

Dear Sirs:

Reference is made to that certain Senior Unsecured Revolving Credit Agreement, dated as of [                ], 2014 (the “Credit Agreement”), by and among Westlake Development Corporation, a Delaware corporation (the “Lender”) and Westlake Chemical OpCo LP, a Delaware limited partnership (the “Borrower”).

The Borrower hereby requests the following Loan under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Loan:

(a) Tranche:                             Tranche [A][B] Loan

(b) Principal amount of Loan:   $[            ]

(c) Date of Loan:                         [            ]

The Borrower hereby certifies that, at the time of and immediately after giving effect to the making of the requested Loan:

(d) The aggregate Outstanding Amount is not in excess of the Loan Commitment.

(e) No Default or Event of Default exists.

(f) All representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects on and as of such date.

IN WITNESS WHEREOF, the undersigned has caused this Notice of Borrowing to be executed on the date first written above.

WESTLAKE CHEMICAL OPCO LP as Borrower

By:
Name:
Title: